UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2022

Crinetics Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38583	26-3744114
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10222 Barnes Canyon Road, Bldg. #2
San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 450-6464

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CRNX	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01 Regulation FD Disclosure.

The slides attached as Exhibit 99.1 to this Current Report contain certain additional information related to the clinical data results discussed in Item 8.01 below. Crinetics Pharmaceuticals, Inc. (the “Company” or “Crinetics”) intends to present the slides during a conference call and live webcast with the investment community on May 25, 2022, at 8:00 a.m. Eastern Time.

The information contained in this Item 7.01, including in Exhibit 99.1 hereto, is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On May 25, 2022, Crinetics announced positive top-line data from the multiple-ascending dose (MAD) portion of a first-in-human Phase 1 clinical study with CRN04894 demonstrated pharmacologic proof-of-concept for Crinetics' investigational, oral, nonpeptide adrenocorticotropic hormone (ACTH) antagonist that is being developed for the treatment of Cushing’s disease, congenital adrenal hyperplasia (CAH), and other conditions of excess ACTH. Following administration of CRN04894, results showed serum cortisol below normal levels and a marked reduction in 24-hour urine free cortisol excretion in the presence of sustained, disease-like ACTH concentrations.

The 49 healthy adults evaluated in the multiple ascending dose portion of the Phase 1 study were administered 40, 60 or 80 mg doses of CRN04894, or placebo, daily for 10 days. After 10 days of dosing was complete, evaluable participants were administered an ACTH challenge to stimulate adrenal activation to disease relevant levels. Safety and pharmacokinetic data were consistent with expectations from the single-ascending dose cohorts in the Phase 1 study. There were no discontinuations due to treatment related adverse events and no serious adverse events reported. Glucocorticoid deficiency was the most common treatment-related adverse event in the MAD cohorts. This was an expected extension of pharmacology given the mechanism of action of CRN04894. CRN04894 showed consistent oral bioavailability in the MAD cohorts with a half-life of approximately 24 hours, which is anticipated to support once-daily dosing.

Participants in the MAD cohorts who were administered once nightly CRN04894 experienced a dose-dependent suppression of adrenal function as measured by suppression of serum cortisol production of 17%, 29% and 37% on average from baseline over 24 hours for the 40, 60 or 80 mg dosing groups respectively, (despite requirement for glucocorticoid supplementation in some of these subjects to prevent clinical adrenal insufficiency), compared to an average 2% increase in serum cortisol for individuals receiving placebo. The strong, dose-dependent suppression of serum and urine free cortisol was achieved despite ACTH levels in subjects in the 60 and 80 mg cohorts similar to those typically seen in patients with CAH and Cushing’s disease. Even when an additional exogenous ACTH challenge was administered on top of the already increased ACTH levels, cortisol levels remained below the normal range in subjects receiving CRN04894, indicating clinically significant suppression of adrenal activity.

Forward-Looking Statements

Crinetics cautions you that statements contained in this current report regarding matters that are not historical facts are forward-looking statements. These statements are based on the Company’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding the potential benefits of CRN04894 for patients with Cushing’s disease, congenital adrenal hyperplasia, and other conditions of excess ACTH; plans to meet with regulators and to advance CRN04894 into a clinical program in patients for the treatment of Cushing's disease, congenital adrenal hyperplasia, and other conditions of excess ACTH and the timing thereof and plans to advance other pipeline candidates. The inclusion of forward-looking statements should not be regarded as a representation by Crinetics that any of its plans will be achieved. Actual results may differ from those set forth in this current report due to the risks and uncertainties inherent in Crinetics’ business, including, without limitation: top-line data that we report may change following a more comprehensive review of the data related to the clinical trials and such data may not accurately reflect the complete results of a clinical trial, and the FDA and other regulatory authorities may not agree with our interpretation of such results; advancement of CRN04894 into later stage trials is dependent on and subject to the receipt of further feedback from the FDA; we may not be able to obtain, maintain and enforce our patents and other intellectual property rights, and it may be prohibitively difficult or costly to protect such rights; the COVID-19 pandemic may disrupt Crinetics’ business and that of the third parties on which it depends, including delaying or otherwise disrupting its clinical trials and preclinical studies, manufacturing and supply chain, or impairing employee productivity; the Company’s dependence on third parties in connection with product manufacturing, research and preclinical and clinical testing; the success of Crinetics’ clinical trials and nonclinical studies for paltusotine, CRN04894, CRN04777, and its other product candidates; regulatory developments in the United States and foreign countries; unexpected adverse side effects or inadequate efficacy of the Company’s product candidates that may limit their development, regulatory approval and/or commercialization; Crinetics may use its capital resources sooner than it expects; and other risks described under the heading “Risk Factors” in documents the Company files from time to time with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Crinetics undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	CRN04894 Phase 1 Multiple Ascending Dose Data Presentation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Crinetics Pharmaceuticals, Inc.

Date:	May 25, 2022	By:	/s/ R. Scott Struthers, Ph.D.
R. Scott Struthers, Ph.D. President and Chief Executive Officer (Principal Executive Officer)